UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 18, 2008

BSQUARE CORPORATION
(Exact name of Registrant as specified in its charter)

WASHINGTON (State or Other Jurisdiction of Incorporation)	000-27687 (Commission File Number)	91-1650880 (IRS Employer Identification No.)
110 110th Ave NE, Suite 200
Bellevue, WA 98004
425-519-5900
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BSQUARE CORPORATION
FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     BSQUARE Corporation 2008 Executive Compensation Plan
     On March 18, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of BSQUARE Corporation (the “Company”) approved the 2008 Executive Compensation Plan (the “Plan”), which is applicable to the Chief Executive Officer, Chief Financial Officer and Vice Presidents of the Company. The Plan is substantially similar to the information regarding executive officer compensation that was provided in the Company’s proxy statement for its 2007 annual meeting. The material changes to executive compensation reflected in the Plan are described below and a complete copy of the Plan is attached hereto as Exhibit 99.1.
     Target Bonus Opportunity
     For fiscal year 2008, the Committee has modified the following target bonus opportunities, which are set forth as a percentage of 2007 or 2008 base salary, respectively:

	2007 Target Bonus	2008 Target Bonus
Executive Title	Opportunity	Opportunity
Chief Executive Officer	55%	60%
Chief Financial Officer	40%	45%
Vice Presidents	30%	35%
     Company Achievement Multiplier
     For fiscal year 2008, the Committee has increased the adjusted net income that the Company must achieve for the fiscal year for executives to be eligible for any bonus from $2 million in 2007 to $4 million in 2008. Once that level of adjusted net income is achieved, the level of eligibility is as follows:

Achievement %
as % of Bonus
Adjusted Net Income (1)	Potential (2)
Less than $4 million	0%
$4 million to $6.2 million	50-100%
$6.2 million to $9.3 million	100-150%
Greater than $9.3 million	150%

(1)	Net income for fiscal 2008, as determined under Generally Accepted Accounting Principles, is adjusted for certain items, the most notable of which is FAS 123R non-cash stock compensation expense (i.e. non-cash compensation expense is added back to net income for calculation purposes).

(2)	Achievement between $4-6.2 million and $6.2-9.3 million is prorated. Bonus participation is capped at 150% of bonus potential.

     Payment of Bonuses
     If an executive becomes eligible for a bonus under the Plan, the form and mix of consideration is dependent on the amount of bonus earned. In 2007, each executive receiving a bonus was to be paid an amount in cash equal to up to 25% of that executive’s annual salary, with the remainder, if any, to be paid in the form of restricted stock vesting in annual increments over two years. In 2008, each executive receiving a bonus will be paid an amount in cash equal to up to 30% of an executive’s annual salary, with the remainder, if any, to be paid in the form of restricted stock units which vest in four equal parts at the end of July and end of December for two years.
     Sales Executive Compensation
     The Company’s Vice President of Sales, Larry C. Stapleton, does not participate in the bonus related portions of the Plan. Instead, the Committee has established a separate “On Target Earnings” (OTE) compensation program comprised of base salary, commissions and periodic bonuses for achieving certain strategic or tactical objectives that the Committee and chief executive officer determine on annual basis. The fiscal year 2008 OTE for Mr. Stapleton was set by the Committee at $291,000, assuming the Company achieves the revenue and selected gross profit targets set by the Committee and chief executive officer.
     Fiscal 2008 Executive Compensation
     On March 18, 2008, in addition to the Plan modifications described above, the Committee approved executive compensation arrangements for fiscal 2008 for the chief executive officer and other executive officers of the Company as part of its annual review process.
     The Committee approved base salary, effective as of March 17, 2008, and annual equity awards for certain officers as follows:

	Base	Stock Options
Name/Title of Executive	Compensation	Awarded (1)
Brian T. Crowley, President and Chief Executive Officer	$270,000	45,000

Scott C. Mahan, Vice President, Finance, Chief Financial Officer, Secretary and Treasurer	$208,000	25,000

Larry C. Stapleton, Vice President, North American Sales	$156,000	25,000

Carey E. Butler, Vice President, Professional Engineering Services	$190,000	25,000

Rajesh Khera, Vice President, Products	$160,000	—

(1)	Consistent with a policy previously adopted by the Company in 2007, options will be priced as of the close of the Nasdaq market on March 21, 2008.
Item 9.01. Financial Statement and Exhibits
(d) Exhibits.
The following exhibit is furnished with this report:

Exhibit Number	Exhibit Description
99.1	BSQUARE Corporation 2008 Executive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION
Dated: March 20, 2008	By:	/s/ Scott C. Mahan
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	BSQUARE Corporation 2008 Executive Compensation Plan